EXHIBIT 24.1
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                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of Greater Community Bancorp and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints George E. Irwin and C. Mark Campbell and each of them acting individually, its, his and her true and lawful attorneys, with power to act without any other and with full power of substitution, to execute, deliver and file in its, his or her name and on its, his or her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) a Registration Statement on Form S-2 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to (i) $23,000,000 in aggregate initial offering price of preferred securities of GCB Capital Trust (the "Preferred Securities"), (ii) an amount of Greater Community Bancorp Junior Subordinated Debentures due 2027 (the "Junior Subordinated Debentures") equal to 100% of the amount of Preferred Securities so registered, and (iii) an amount of Greater Community Bancorp guarantees (the "Guarantees") of the Preferred Securities equal to the amount of Preferred Securities so registered (the Junior Subordinated Debentures, the Preferred Securities and the Guarantees hereinafter collectively referred to as the "Securities"), which Securities may be offered in amounts, at prices and on terms to be determined at the time of sale, all as authorized by the Board of Directors of Greater Community Bancorp as of April 25, 1997, and all documents in support thereof or supplemental thereto and any and all amendments, including any and all pre-effective and post-effective amendments, to the foregoing (hereinafter collectively called the "Registration Statement"); and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations and requirements as may be applicable; and each of Greater Community Bancorp and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Greater Community Bancorp might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Greater Community Bancorp and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.


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         IN WITNESS WHEREOF,  Greater Community Bancorp has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

                                         GREATER COMMUNITY BANCORP
                                         (Registrant)
                                         By:/s/ John L. Soldoveri
                                            ------------------------------------
                                            John L. Soldoveri
                                            Chairman and Chief Executive Officer

                                           Dated:  April 25, 1997

By:/s/ John L. Soldoveri                   By:/s/ George E. Irwin
   -------------------------                  ----------------------------------
   John L. Soldoveri                          George E. Irwin
   Chairman and Chief Executive Officer       President, Chief Operating Officer
   (Principal Executive Officer)              and Director

Dated:  April 25, 1997                     Dated:  April 25, 1997



By:/s/ Anthony M. Bruno, Jr.               By:
   -------------------------                  ----------------------------------
   Anthony M. Bruno, Jr.                      Joseph A. Lobosco
   Vice Chairman and Director                 Director

Dated:  April 25, 1997                     Dated: ________, 1997



By:                                        By:/s/ Charles J. Volpe
   ------------------------                   ----------------------------------
   Alfred R. Urbano                           Charles J. Volpe
   Director                                   Director

Dated:  ________, 1997                     Dated:  April 25, 1997


By:/s/ C. Mark Campbell                    By:/s/ M.A. Bramante
   ------------------------                   ----------------------------------
   C. Mark Campbell                           M.A. Bramante
   Executive Vice President and Director      Director

Dated:  April 25, 1997                     Dated:  April 25, 1997



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By:/s/ Robert J. Conklin                   By:
   ------------------------                   ----------------------------------
   Robert J. Conklin                          William T. Ferguson
   Director                                   Director

Dated:  April 25, 1997                     Dated:  ________, 1997



By:/s/ Naqi A. Naqvi
   ------------------------
   Naqi A. Naqvi
   Treasurer
   (Principal Financial and Accounting Officer)

Dated:  April 25, 1997